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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              TIFFANY & CO.


                                      BY:     /s/ James N. Fernandez
                                              ____________________________
                                              James N. Fernandez
                                              Executive Vice President and
                                              Chief Financial Officer

Date: May 16, 2001




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